FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR
                   (g) OF THE SECURITIES EXCHANGE ACT OF 1934

                      GENERAL MOTORS ACCEPTANCE CORPORATION
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Delaware                               TIN# 38-0572512
 --------------------------------------      ----------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)



 200 Renaissance Center
 Mail Code 482-B07-C24
 Detroit, Michigan                                            48265-2000
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(Address of principal executive offices)                      (Zip Code)


If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

                                            Name of each exchange on which
Title of each class to be registered        which each class is to be registered
------------------------------------        ------------------------------------
7.30%    Public Income NotES (PINESSM)      New York Stock Exchange, Inc.
         due March 9, 2031

Securities to be registered pursuant to Section 12(g) of the Act:      None

                 Information required in registration statement

Item 1.           Description of Registrant's Securities to be Registered.

A description of the Registrant's 7.30% Public Income NotES due March 9, 2031 (PINESSM) ("PINES") to be registered hereby is contained in the "Description of Debt Securities" set forth in the Prospectus dated March 22, 2000 and Prospectus Supplement dated March 2, 2001, filed as part of the Registrant's Registration Statement Number 333-32650 under the Securtities Act of 1933, and such descriptions are incorporated herein by this reference.

                                    Signature

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   General Motors Acceptance Corporation
                                   ---------------------------------------------
                                                 (Registrant)

Date:    April 3, 2001             By: P. D. BULL
                                   ---------------------------------------------
                                   P.D. Bull, Vice President - Global Borrowings